Execution Version

AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT

This AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT (as may be further amended, restated and modified from time to time, this “Agreement”), dated as of November 3, 2025, is made and entered into by and among TCW PT Management Company LLC, a Delaware limited liability company (the “Advisor”), PNC Steel City Advisors, LLC, a Delaware limited liability company (the “Sub-Advisor”), and, solely for the purposes of Section 12 of this Agreement, TCW Steel City Senior Lending BDC (formerly known as TCW Steel City Perpetual Levered Fund LP) (the “Fund”).

WHEREAS, the Advisor is appointed to serve as the investment advisor and manager of the Fund, pursuant to an investment advisory agreement (as may be amended, restated and modified from time to time, the “Investment Advisory Agreement”);

WHEREAS, the Investment Advisory Agreement provides inter alia that the Advisor may engage one or more sub-advisors to perform investment advisory or investment management services for the Fund;

WHEREAS, the Advisor, pursuant to an agreement dated February 6, 2025 (“Initial Sub-Advisory Agreement”), engaged the Sub-Advisor to provide certain investment advisory and other related services, , with respect to the Fund, and such investment advisory and other related services are more fully described herein (collectively, the “Services”); and

WHEREAS, the Advisor and Sub-Advisor desire to amend and restate the Initial Sub-Advisory Agreement in its entirety.

NOW, THEREFORE, the parties hereby agree that the Initial Sub-Advisory Agreement is hereby amended and restated in its entirety to read as follows (and that the Initial Sub-Advisory Agreement shall be of no further force and effect whatsoever after the date hereof):

1.
Appointment.
(a)
Pursuant to Section 1 of the Investment Advisory Agreement, the Advisor hereby appoints the Sub-Advisor to serve as the non-discretionary sub-advisor in respect of the Fund with full power and authority (subject to the following provisions of this Agreement) to do all things that, in its sole judgment, are necessary or appropriate in connection with the investment, holding and divestment of Fund assets, and the Sub-Advisor hereby accepts such appointment.
(b)
In addition to the services of its own staff, the Sub-Advisor shall have the authority to arrange for and coordinate the services of other professionals and consultants (including, without limitation, any affiliate of the Sub-Advisor) to assist it in providing the Services to the Advisor; provided that except as otherwise already disclosed to the Advisor, the Sub-Advisor shall promptly notify the Advisor in writing prior to entering into any delegation agreements or subcontracts; and provided, further, that, for the avoidance of doubt, notwithstanding Section 7, the Sub-Advisor shall remain liable for any act or omission of any such person as if such act or omission were its own but to the extent only that it would have been liable if such act or omission had been its own act or omission under this Agreement. The Sub-Advisor shall take such action as the Advisor shall reasonably request to enable the Advisor, the Fund or, the board of trustees of the Fund (the “Board of Trustees”) to seek remedies against any such person for any act or omission of such person.
2.
Responsibilities of Sub-Advisor.

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(a)
The Services to be provided or procured by the Sub-Advisor to the Advisor shall include:
(i)
originating, reviewing and evaluating potential investments for the Fund, and making recommendations to the Advisor on new investment opportunities for consideration by the Fund, and providing the Advisor with any other materials prepared by the Sub-Advisor in connection with all kinds of investment recommendations to the Advisor (including any such information packages prepared by the Sub-Advisor for approval by its Investment Committee);

(ii)
making recommendations to the Advisor on other investment, reinvestment, refinancing, divestment decisions for the Fund, including those in relation to then existing investments already made by the Fund and any modifications or workouts thereto;

(iii)
performing due diligence on prospective investments for the Fund, carrying out relevant market and investment research, and providing information and support (including using good faith efforts to source information from prospective and current portfolio level borrowers) as reasonably requested by the Advisor in carrying out its due diligence and valuation process;

(iv)
reviewing broker-dealer agreements for the Fund;

(v)
reviewing and evaluating the underwriting guidelines in respect of the Fund's investments, providing recommendations to the Advisor on such guidelines, and reviewing and sharing underwriting information with the Advisor;

(vi)
together with external counsel jointly approved by the Advisor and the Sub-Advisor to represent the Fund, leading negotiations and discussions with borrowers on loan documents in connection with the Fund's investments and underlying loan activities, in each case, subject to the parameters and limitations set forth in the Fund's investment guidelines, and assisting with the finalization of such transaction documents;

(vii)
reviewing, analyzing and monitoring the status and progress of the Fund's investments and providing, on request by the Advisor, updates on the investment performance;

(viii)
coordinating with the Advisor and its Investment Committee on investment advice, recommendations and decisions with respect to the Fund in accordance with the process agreed upon between the parties, it being understood that the Advisor's Investment Committee shall make final decisions to release term sheets, approve investments, amend legal or other related transaction documents and initiate any workout activity in connection with any and all investments of the Fund;

(ix)
performing loan reviews with respect to the Fund's investments and portfolio reviews with respect to the Fund, including procuring members of the Sub-Advisor's Investment Committee to conduct a joint meeting with members of the Advisor's Investment Committee at least once per quarter to review the Fund's overall investment strategy and financial reporting from the Fund;

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(x)
upon request by the Advisor, reviewing and evaluating any changes in the Fund's investment strategies, and making relevant recommendations to the Advisor;

(xi)
assisting with the review and provision of factual information (and any other information reasonably requested by the Advisor) related to valuation (and associated diligence) of investments of the Fund and other investor reporting information; provided that the Advisor has ultimate responsibility for valuation and investor reporting matters;

(xii)
assisting with the preparation, review and maintenance of investor presentations and marketing materials for interests in the Fund (including any offering memorandum, prospectus, investment summaries, flipbook presentations, marketing materials or similar information regarding the Fund, in each case, which, to the extent permitted under an applicable trademark license agreement (for so long as such license thereunder remains in effect), shall be branded with TCW Steel City Private Credit branding) and any investor due diligence questionnaires and other investor diligence item in relation to the Fund;

(xiii)
upon reasonable request by the Advisor, participating in investor communications in respect of the Fund;

(xiv)
upon reasonable request by the Advisor or where necessary, making appropriate personnel available to coordinate with the Advisor on matters relating to capital raising for the Fund, and to provide such support as the Advisor requests in fundraising matters;

(xv)
assisting the Advisor in confirming compliance by the Fund's investments with the regulatory and other investment criteria of the Fund, and providing other assistance with the legal and regulatory compliance and reporting obligations under U.S. federal, state, local, non-U.S. or other laws and regulations in connection with the operation of the Fund, including directly or indirectly related to the making, holding or disposing of investments by the Fund; provided that the Advisor has ultimate responsibility for such compliance matters; and

(xvi)
providing the Advisor with such other related services as the Advisor may, from time to time, reasonably request for the Advisor to manage the Fund.

For avoidance of doubt, the Sub-Advisor shall have no authority to make investment decisions for the Fund, and the Advisor shall have the right to approve the acquisition of each of the Fund's investments.

(b)
In carrying out its obligations under this Agreement, the Sub-Advisor shall: (i) be obliged at all times to observe and comply with (A) the applicable organizational documents and registration statement or other offering documents, as the same may be amended and/or supplemented from time to time and filed with the Securities and Exchange Commission (the “SEC”), and other investment guidelines and portfolio investment transaction process (including relevant allocation of responsibilities) as agreed by the parties thereto in respect of the Fund and/or as communicated by the Advisor to the Sub-Advisor in writing from time to time; (B) applicable laws and regulations, (C) the reasonable, good faith instructions and directions of the Advisor and, the Board of Trustees, including the requirements of any exemptive orders applicable

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to the Fund, and (D) work collaboratively with the Advisor to cause the Fund to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company (for so long as the Fund seeks to qualify as a regulated investment company under the Code); and (ii) take into account any other matter that prudent investment advisors of an investment portfolio should reasonably take into consideration in the proper discharge of their duties.
(c)
The Sub-Advisor shall maintain and keep all books, accounts and other records of the Sub-Advisor that relate to investment advisory activities and other Services performed by the Sub-Advisor hereunder as required under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and, the Investment Company Act of 1940, as amended (“Investment Company Act”). The Sub-Advisor shall provide the Advisor, the Board of Trustees or their respective representatives and agents with access to such books and records (including, without limitation, any other papers or documents pertaining thereto) and provide such other documents and information as reasonably requested by the Advisor, or the Board of Trustees (or their respective representatives and agents) to monitor and supervise the performance of the Services by the Sub-Advisor or to enable the Fund, the Advisor, the Board of Trustees or their respective affiliates to comply with applicable laws. Such books, records and documents shall be made available for inspection at the Sub-Advisor's business offices at a time that is reasonable in the circumstances upon reasonable prior notice to the Sub-Advisor.
(d)
The Sub-Advisor shall not be, and shall not represent to any third party in any manner, express or implied, that it is, an employee, agent, partner, legal representative, or joint venturer of the Advisor, or franchisee, other than the fact that the Sub-Advisor is appointed as a service provider to the Advisor to provide the Services hereunder. For all purposes of this Agreement, the Sub-Advisor shall be deemed to be an independent contractor and, unless expressly authorized by the Advisor from time to time, shall have no authority to act or make any decisions for or on behalf of or represent the Fund, the Board of Trustees or the Advisor in any way or otherwise be deemed to be an agent of the Fund or the Advisor. Other than materials which contain only the name or appointment of the Sub-Advisor or language that is identical to previously-approved language from any offering memorandum, prospectus, investment summaries, flipbook presentations, marketing materials or similar information regarding the Fund that the Sub-Advisor assisted with the preparation, review, or maintenance of, sales and other marketing and communications materials referring to or containing information regarding the Sub-Advisor shall be subject to the review and approval of the Sub-Advisor, which approval shall not be unreasonably withheld.
3.
Compensation.
(a)
As compensation for providing the Services contemplated in this Agreement, the Advisor shall during the term of this Agreement pay to the Sub-Advisor a sub-advisory fee (the “Sub-Advisory Fee”) in such amount and manner as is set out in Sections 3(b) and 3(c) below.
(b)
Unless otherwise mutually agreed in writing by the parties hereto, the Sub-Advisory Fee shall, with respect to each fiscal quarter, be an aggregate amount equal to 50% of the Management Fee (as defined in the Investment Advisory Agreement), and of the Incentive Fee (as defined in the Investment Advisory Agreement, the Incentive Fee together with the Management Fee, the “Advisory Fees”) received by the Advisor with respect to any fiscal quarter, fiscal year or other period under the Investment Advisory Agreement, less the Sub-Advisor's pro rata share of certain expenses, disbursements and distributions incurred or made by the Advisor as may be agreed upon by the Advisor and the Sub-Advisor from time to time.

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(c)
The Sub-Advisory Fee shall be paid to the Sub-Advisor within seventy-five (75) days of the Advisor's receipt of the quarterly Advisory Fees from the Fund. In the event that this Agreement is terminated other than at the end of a fiscal quarter, for purposes of determining the Sub-Advisory Fee payable to the Sub Advisor under this Section 3 with respect to a fiscal quarter in which such termination occurs, the Sub-Advisory Fee payable to the Sub-Advisor shall be calculated as if the Advisory Fees accrual terminated as of the termination date of this Agreement.
(d)
The Sub-Advisor may, in its discretion, reduce or waive any Sub-Advisory Fees payable to it at any time, including during any wind-down of the business of the Fund. The Advisor may not reduce or waive the Advisory Fees without the written approval of the Sub-Advisor.
4.
Term; Termination. This Agreement shall become effective as of the date hereof. This Agreement shall continue in effect for two (2) years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Fund’s Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund (as defined in the Investment Company Act) and (B) the vote of a majority of the Fund’s Board of Trustees that are non “interested persons” as such term is defined in the Investment Company Act (the “Independent Trustees”), in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, (i) upon sixty (60) days’ written notice, by the vote of a majority of the outstanding voting securities of the Fund, or by the vote of the Fund’s Board of Trustees or by the Advisor; and (ii) this Agreement may be terminated at any time, without the payment of any penalty, upon one hundred twenty (120) days’ written notice by the Sub-Advisor. This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). This Agreement will also terminate upon the termination of the Advisory Agreement.
5.
Expenses.
(a)
The Sub-Advisor or its affiliates shall pay or otherwise bear and be responsible for the payment of all costs and expenses incurred by them (including but not limited to those set forth in Section 5(c) below) in connection with the performance of the Services hereunder, except to the extent such costs and expenses constitute Fund expenses subject to reimbursement by the Fund. As soon as practicable after the date hereof, the Advisor will cause the Fund to reimburse the Sub-Advisor for expenditures that constitute Fund expenses incurred by the Sub-Advisor on or prior to the date hereof; provided, that such expenses have been incurred and the Sub-Advisor provides to the Fund and/or Advisor reasonable records of all such expenditures.
(b)
The Sub-Advisor shall not be entitled to receive any salary, fees or compensation from the Fund.
(c)
The Sub-Advisor shall bear all costs and expenses incurred by it by way of its normal operating overhead expenses, including salaries and fringe benefits of its officers and employees, fees paid to its delegates or subcontractors under any such delegation or subcontract arrangements pursuant to Section 1(b), rent, utilities, capital equipment and other expenses incurred in maintaining the Sub-Advisor's place of business, internal costs associated with the preparation of reports and information required under this Agreement, portfolio management technology costs, but not including Fund expenses. For the avoidance of doubt, any costs and expenses incurred by the Sub-Advisor directly or indirectly in connection with origination and preliminary evaluation and diligence of potential investment opportunities that (i) are never presented to, or (ii) are presented to but not approved by, the Advisor's Investment Committee shall be

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deemed as the Sub-Advisor's own operating overhead expenses and not Fund expenses, and shall not be netted out of any quarterly Advisory Fees for purposes of Section 3(b).
6.
Portfolio Transactions and Brokerage. To the extent brokers or dealers are utilized in portfolio transactions for the Fund, upon request of the Advisor, the Sub-Advisor shall endeavor to obtain for the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Advisor shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Sub-Advisor may also consider the “brokerage and research services” provided to the Fund and/or other accounts over which the Sub-Advisor or an affiliate of the Sub-Advisor exercises investment discretion. The Sub-Advisor is authorized to pay a broker or dealer which provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Advisor determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Advisor to the Fund.
7.
Representations and Covenants of the Sub-Advisor. The Sub-Advisor represents and covenants to the Advisor as follows:
(a)
it is validly existing, duly empowered and authorized to execute, deliver and perform this Agreement on the terms and conditions herein contained and to give effect to the transactions contemplated hereby;
(b)
provided that the Fund and the Advisor comply with all applicable provisions of Section 15 of the Investment Company Act concerning the Fund and its advisory and sub-advisory arrangements, the Sub-Advisor is not prohibited by the Investment Company Act, the Advisers Act or other laws, regulations or orders from performing the services contemplated by this Agreement, and the Sub-Advisor will promptly notify the Advisor and the Fund of the occurrence of any event that would disqualify the Sub-Advisor from serving as investment manager of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise;
(c)
it will exercise in the performance of the Services the standard of skill, care and diligence reasonably to be expected of a properly qualified investment sub-advisor in providing the investment sub-advisory and related services with respect to investments comparable in size, scope, complexity and purpose to each investment by the Fund;
(d)
the execution, delivery and performance of this Agreement by the Sub-Advisor will not conflict with any law, order, judgment, decree, rule or regulation of any court, arbitral tribunal or government agency, or any agreement, instrument or indenture to which the Sub-Advisor is a party or by which it is bound;
(e)
it is registered with the SEC as an investment adviser under the Advisers Act and will maintain such registration during the term of this Agreement. The Sub-Advisor agrees that its activities will at all times be in compliance with all applicable laws and regulations governing its operations and investments;

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(f)
parts 1 and 2 of the Sub-Advisor's Form ADV (collectively, the “Sub-Advisor's Form ADV”) previously provided to the Advisor is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made not misleading. The Sub-Advisor will promptly provide the Advisor and the Fund with a complete copy of all subsequent amendments to the Sub-Advisor's Form ADV;
(g)
it will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Advisor and the Fund with a copy of that code, together with evidence of its adoption. Within twenty (20) days of the end of each calendar quarter during which this Agreement remains in effect, a duly authorized officer of the Sub-Advisor shall certify to the Advisor or the Fund that the Sub-Advisor has complied with the requirements of Rule 17j-1 under the Investment Company Act during the previous quarter and that there have been no material violations of the Sub-Advisor's code of ethics or, if such a violation has occurred, that appropriate action has been taken in response to such violation. Upon the written and reasonable request of the Advisor or the Fund, the Sub-Advisor shall permit representatives of the Advisor or the Fund to examine the reporting obligations required to be made by the Sub-Advisor by Rule 17j-1(c)(1) under the Investment Company Act and other records evidencing enforcement of the code of ethics;
(h)
it shall maintain at all times during the course of this Agreement and for the period thereafter in which indemnification obligations thereto could be triggered, an errors and omissions or professional liability insurance policy with respect to the Sub-Advisor in a commercially reasonable amount and on commercially reasonable terms;
(i)
it has in place, and shall have in place during the entire term of this Agreement, a business continuity plan, which may be updated from time to time, that governs the Sub-Advisor's treatment of (i) material data processed by the Sub-Advisor's computer system in the performance of its duties hereunder and the retrieval of any such material data from the Sub-Advisor's back-up facilities and (ii) the performance of its duties under this Agreement relating to contingency planning, disaster recovery, back-up processing, recovery time objective, resumption operating capacities, escalation, activation and crisis management procedures;
(j)
the Sub-Advisor will review the Fund's registration statement or other offering documents, and represents and warrants that, with respect to the disclosure about the Sub-Advisor or information relating to the Sub-Advisor, the Sub-Advisor will not provide or approve any untrue statement of any material fact and will not omit any statement of material fact necessary to make the statements provided by or regarding the Sub-Advisor not misleading;
(k)
to its knowledge after reasonable inquiry, as of the date hereof, there is no administrative, civil or criminal actions, litigation, arbitration, sanctions, fines, suits, other proceedings or investigations (excluding routine examinations or inspections) by a regulatory body, court, arbitrator or governmental agency with authority over the Sub-Advisor (ongoing, pending, on appeal or concluded) against (i) the Sub-Advisor, (ii) its affiliate or any person to whom the Sub-Advisor has delegated its functions under this Agreement, or (iii) any of its key professional staff responsible for the Services, in any such case, (x) is related to the investment advisory or similar business of the Sub-Advisor and reasonably could be expected to have an adverse effect on the ability of Sub-Advisor to perform its obligations hereunder or (y) if adversely determined, may reasonably be expected to have an effect on the Fund or Fund shareholders;

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(l)
it or any of its affiliates has not entered into, and shall not enter into, with the Sub-Advisor's investment professionals in respect of the Fund, any agreement or arrangement that conflicts with the Sub-Advisor's obligations under this Agreement or is otherwise detrimental to the interests of the Advisor, or the Fund;
(m)
it will promptly notify the Advisor of the occurrence of any event that would render any of the foregoing inaccurate or untrue in any respect or that would otherwise adversely affect the performance of any Services hereunder.
8.
Representations and Covenants of the Advisor. The Advisor represents and covenants to the Sub-Advisor as follows:
(a)
it is validly existing, duly empowered and authorized to execute, deliver and perform this Agreement on the terms and conditions herein contained and to give effect to the transactions contemplated hereby;
(b)
provided that the Fund and the Sub-Advisor comply with all applicable provisions of Section 15 of the Investment Company Act concerning the Fund and its advisory and sub-advisory arrangements, the Advisor is not prohibited by the Investment Company Act, the Advisers Act or other laws, regulations or orders from performing the services contemplated by this Agreement, and the Advisor will promptly notify the Sub-Advisor of the occurrence of any event that would disqualify the Advisor from serving as investment manager of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise;
(c)
the execution, delivery and performance of this Agreement by the Advisor will not conflict with any law, order, judgment, decree, rule or regulation of any court, arbitral tribunal or government agency, or any agreement, instrument or indenture to which the Advisor is a party or by which it is bound;
(d)
it is registered with the SEC as an investment adviser under the Advisers Act and will maintain such registration during the term of this Agreement. The Advisor agrees that its activities will at all times be in compliance with all applicable laws and regulations governing its operations and investments;
(e)
parts 1 and 2 of the Advisor's Form ADV (collectively, the “Advisor's Form ADV”) as filed with the SEC is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made not misleading. The Advisor will promptly notify the Sub-Advisor any subsequent, material amendments to the Advisor's Form ADV;
(f)
it will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Sub-Advisor and the Fund with a copy of that code, together with evidence of its adoption. Within twenty (20) days of the end of each calendar quarter during which this Agreement remains in effect, a duly authorized officer of the Advisor shall certify to the Sub-Advisor or the Fund that the Advisor has complied with the requirements of Rule 17j-1 under the Investment Company Act during the previous quarter and that there have been no material violations of the Advisor's code of ethics or, if such a violation has occurred, that appropriate action has been taken in response to such violation. Upon the written and reasonable request of the Sub-Advisor or the Fund, the Advisor shall permit representatives of the Sub-Advisor or the Fund to examine the reporting obligations required to be made

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by the Advisor by Rule 17j-1(c)(1) under the Investment Company Act and other records evidencing enforcement of the code of ethics;
(g)
it shall maintain at all times during the course of this Agreement and for the period thereafter in which indemnification obligations thereto could be triggered, an errors and omissions or professional liability insurance policy with respect to the Advisor in a commercially reasonable amount and on commercially reasonable terms;
(h)
to its knowledge after reasonable inquiry, as of the date hereof, there is no administrative, civil or criminal actions, litigation, arbitration, sanctions, fines, suits, other proceedings or investigations (excluding routine examinations or inspections) by a regulatory body, court, arbitrator or governmental agency with authority over the Advisor (ongoing, pending, on appeal or concluded) against (i) the Advisor, (ii) its affiliate or any person to whom the Advisor has delegated its functions under this Agreement, or (iii) any of its key professional staff responsible for the provision of services to the Fund, in any such case, (x) is related to the investment advisory or similar business of the Advisor and reasonably could be expected to have an adverse effect on the ability of Advisor to perform its obligations hereunder or (y) if adversely determined, may reasonably be expected to have an effect on the Fund or Fund shareholders;
(i)
it or any of its affiliates has not entered into, and shall not enter into, with the Advisor's investment professionals in respect of the Fund, any agreement or arrangement that conflicts with the Advisor's obligations under this Agreement or is otherwise detrimental to the interests of the Sub-Advisor, or the Fund;
(j)
it will promptly notify the Sub-Advisor of the occurrence of any event that would render any of the foregoing inaccurate or untrue in any respect.
9.
Exculpation; Indemnification.
(a)
the Sub-Advisor, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Sub-Advisor or its affiliates (the “Indemnified Parties”) shall not be liable to the Fund for any action taken or omitted to be taken by the Sub-Advisor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services). The Fund shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Sub-Advisor's duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. An Indemnified Party may consult with counsel and accountants in respect of the Fund's affairs and shall be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel and accountants; provided, that such counsel or accountants were selected with reasonable care and such protection is permitted by applicable law, including the Investment Company Act. Notwithstanding the foregoing provisions of this Section 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Advisor, the Fund or its security holders to which the Indemnified Parties

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would otherwise be subject by reason of fraud, willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party’s duties or by reason of the reckless disregard of the Sub-Advisor's duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).
(b)
the Sub-Advisor agrees to indemnify, defend and protect the Advisor, the Fund and their respective officers, managers, partners, agents, employees, controlling person, members and any other person or entity affiliated with the Advisor and the Fund (collectively, the “Advisor Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs, demands, charges, claims and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Advisor Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Sub-Advisor) arising directly out of any actions or omissions of the Sub-Advisor or otherwise based upon the performance of any of the Sub-Advisor's duties or obligations under this Agreement. Notwithstanding anything in this Section 9 to the contrary, the Sub-Advisor shall not be subject to any liability for any indemnification hereunder unless such obligation arises as a result of the Sub-Advisor's fraud, willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement.
(c)
the Advisor agrees to indemnify, defend and protect the Sub-Advisor and its respective officers, managers, partners, agents, employees, controlling person, members and any other person or entity affiliated with the Sub-Advisor (collectively, the “Sub-Advisor Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs, demands, charges, claims and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Sub-Advisor Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Advisor) arising directly out of any actions or omissions of the Advisor or otherwise based upon the performance of any of the Advisor's duties or obligations under this Agreement. Notwithstanding anything in this Section 9 to the contrary, the Advisor shall not be subject to any liability for any indemnification hereunder unless such obligation arises as a result of the Advisor's fraud, willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement.
10.
Amendment and Waiver. This Agreement may be amended by the mutual consent of the parties hereto, provided that such amendment must also be approved by the Fund's Independent Trustees and, subject to the requirements of the Investment Company Act, the majority of the outstanding voting securities of the Fund (as defined in the Investment Company Act).
11.
Notices. All notices, demands and other communications to be given and delivered under or by reason of provisions of this Agreement shall be in writing and shall be deemed to be a notice in accordance with the Partnership Agreement, as follows:

If to the Advisor, to:

TCW PT Management Company LLC

515 South Flower Street

Los Angeles, CA 90071

Attention: Andrew Bowden

Email: tcw.privatefunds@tcw.com

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If to the Sub-Advisor, to:

PNC Steel City Advisors, LLC

The Tower at PNC Plaza, Floor 14

300 Fifth Avenue

Pittsburgh, PA 15222

Attention: Walter Hill, Laura Long

Email: walter.hill@pnc.com, laura.long@pnc.com

12.
Assignment. This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).
13.
Miscellaneous.
(a)
Governing Law. This agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within that jurisdiction. This Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
(b)
Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, the Covered Persons and their respective successors, permitted assigns and, in the case of individual Covered Persons, heirs and legal representatives.
(c)
Severability. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.
(d)
Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.
(e)
Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof or affect the interpretation thereof.
(f)
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.
(g)
Survival of Certain Provisions. The provisions of Sections 7, 9, 11 and this Section 13 of this Agreement shall survive any termination or expiration of this Agreement and the dissolution, winding up and termination of the Fund.
(h)
Waiver. No waiver of the provisions of this Agreement shall be valid unless in writing and signed by the party to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

CONFIDENTIAL

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(i)
Confidentiality. Each party will keep confidential any information obtained in connection with its duties hereunder that is identified as confidential or by its nature or means of receipt would be considered confidential. Each party will use, disclose and distribute such information only in connection with the provision of services to the Fund, and any such disclosure will only be pursuant to authorization by the other party, unless (i) such disclosure pertains to information that is required to be disclosed by applicable law (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), any listing agreement with or rules of any national securities exchange or interdealer quotation service or the rules or regulations of any applicable governmental authority, or upon reasonable request of the SEC or any applicable national securities exchange, (ii) in the case of PNC, such disclosure is to its bank regulators as required in the course of regular supervisory discussions or upon reasonable request, (iii) such disclosure pertains to information that is or becomes generally available to the public without breach of this provision, (iv) such disclosure is to the disclosing party's (or any of its affiliate's) agents, directors, officers and employees, in each case, who is informed of the obligations under this provision, (v) such disclosure is to its agents, accountants, attorneys or other advisors who have a need to know such information in connection with the parties' provision of services to the Fund and who are informed of the obligations under this provision, (vi) such disclosure is in connection with the enforcement of this Agreement, or (vii) such disclosure is reasonably necessary for such party to perform any of its duties or obligations hereunder; provided that with respect to any disclosure pursuant to the foregoing clauses (i) or (ii), (A) to the extent legally permissible, the disclosing party shall provide the other party with written notice of such disclosure and, to the extent reasonably practicable, the disclosing party shall attempt to provide prior or concurrent notice of such disclosure to the other party and (B) the disclosing party shall provide prior or concurrent written notice to any such recipient regulator that such information is confidential. The cost (including reasonable and documented, out-of-pocket attorneys' fees and expenses) of seeking a protective order covering any such confidential information (whether or not actually obtained) will be shared equally by the Advisor and the Sub-Advisor.
(j)
Other Activities of the Sub-Advisor. The services of the Sub-Advisor to the Advisor and the Fund are not exclusive, and the Sub-Advisor may engage in any other business or render similar or different services to others.

* * * * *

CONFIDENTIAL

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ADVISOR:

TCW PT MANAGEMENT COMPANY LLC

By: /s/ Richard Villa
Name: Richard Villa
Title: Executive Vice President

By: /s/ Zachary Edelman
Name: Zachary Edelman
Title: Senior Vice President

SUB-ADVISOR:

PNC STEEL CITY ADVISORS, LLC

By: /s/ Walter Hill

Name: Walter Hill

Title: Executive Vice President

By: /s/ Justin Halberg
Name: Justin Halberg
Title: Vice President

[Signature page to Sub-Advisory Agreement of TCW Steel City Senior Lending BDC]

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FUND, solely with respect to Section 12:

TCW STEEL CITY SENIOR LENDING BDC

By: /s/ Andrew Kim
Name: Andrew Kim
Title: Chief Financial Officer and Treasurer

By: /s/ Joseph Magpayo
Name: Joseph Magpayo
Title: Secretary

[Signature page to Sub-Advisory Agreement of TCW Steel City Senior Lending BDC]

DOCPROPERTY DOCXDOCID DMS=InterwovenIManage Format=<<NUM>>v<<VER>> PRESERVELOCATION \* MERGEFORMAT 1011289450v5